                                                                   Exhibit 99(d)

                             MASTER LEASE AGREEMENT

                                 NO. 8703ILG271

                                   Dated as of
                                 March 31, 1987

                                     between

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                                   AS TRUSTEE
                                     LESSOR

                                       AND

                                AMOCO CORPORATION
                                     LESSEE
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                                TABLE OF CONTENTS
SECTION                                                                PAGE
-------                                                                ----

     1.  Master Lease Agreement ......................................    1

     2.  Lease Term. Lessee's Right To Quiet Enjoyment ...............    1

     3.  Basic Rent. Net Lease. Lessee's Indemnity. No Warranties
           By Lessor .................................................    1

     4.  Use And Location Of Equipment. Titling and Registration.
           Maintenance And Repairs. No
           Liens. No Assignment Or Sublease By Lessee ................    2

     5.  Loss, Damage Or Destruction Of Equipment ....................    2

     6.  Taxes And Fees ..............................................    3

     7.  Insurance ...................................................    3

     8.  Financial Statements. Inspection. Reports ...................    3

     9.  Agreement For Lease Only. Identification Marks. Financing
           Statements. Further Assurances ............................    4

    10.  Late Payment Charges. Lessor's Right To Perform For Lessee ..    4

    11   Lessee's Options Upon Lease Expiration ......................    4

    12.  Lessee's Representations And Warranties .....................    5

    13.  Events Of Default. Lessor's Remedies On Default .............    6

    14.  Assignment and Sublease .....................................    9

    15.  Notice. Governing Law. Execution In Counterparts ............    9

    16.  Participation as Trustee ....................................   10

    17.  Definitions .................................................   11

                             MASTER LEASE AGREEMENT

      MASTER LEASE AGREEMENT NO. 8703ILG271, dated as of March 31, 1987, between First Security Bank of Utah, National Association, not in its individual capacity but solely as Trustee under that certain trust agreement "AFG/Amoco Trust" dated as of March 31, 1987 (the "Trust Agreement") having its principal place of business and address for purposes of notice hereunder at 79 South Main Street, Salt Lake City, Utah 84111 Attn: Corporate Trust Department, as Lessor ("Lessor"), and Amoco Corporation, an Indiana corporation having a principal place of business and address for purposes of notice hereunder at 200 East Randolph Drive, Chicago, Illinois 60680, as Lessee.

1.    MASTER LEASE.

      This Master Lease Agreement sets forth the terms and conditions that govern the lease by Lessor to Lessee of items of Equipment specified on Rental Schedules executed and delivered by the parties from time to time. Each Rental
Schedule incorporates by reference this Master Lease Agreement and specifies the Lease Term, the amount of Basic Rent, the Payment Dates on which Basic Rent is due, and such other information and provisions as Lessor and Lessee may agree. Each Rental Schedule constitutes a separate and independent lease.

2.    LEASE TERM. LESSEE'S RIGHT TO QUIET ENJOYMENT.

      Each Rental Schedule is for a non-cancellable Lease Term commencing on the date of acceptance of the Equipment for lease and ending on the Expiration Date specified on such Rental Schedule. Lessor and Lessee cannot, for any reason, except as provided in the Rental Schedule, terminate the Rental Schedule or suspend payment or performance of any of their obligations thereunder. Subject to there being no Event of Default by Lessee under the Rental Schedule, Lessee will have quiet possession and use of the Equipment throughout the Lease Term, and Lessor shall defend and protect such quiet possession and use against all persons claiming by, through or under Lessor.

3.    BASIC RENT. NET LEASE. LESSEE'S INDEMNITY. NO WARRANTIES BY LESSOR.

      Basic Rent is payable in the amount specified on the Rental Schedule. All payments of Basic Rent shall be made to Lessor in good funds on the Payment Dates specified in the Rental Schedule. Lessee agrees to pay, and will indemnify and hold Lessor and any assignee of Lessor harmless from and against all operating costs the same as if Lessee owned the Equipment (including, without limitation, maintenance and repair), third party personal injury or property damage claims (including claims of product liability or strict liability in tort), losses or liabilities relating to Lessee's possession, control, maintenance or repair of the Equipment or its use of such Equipment, that are incurred by or asserted against Lessee, any permitted sublease of Lessee, Lessor or any assignee of Lessor and arise out of matters occurring after Lessee accepts the Equipment and prior to its return of the equipment to Lessor or its designee. Lessee agrees to defend all claims through counsel acceptable to Lessor. Lessee's obligations, such as, to pay the Basic Rent are not subject to defense, counterclaim, set-off, abatement or ecoupment, and Lessee waives all rights to terminate or surrender the Rental Schedule, for any reason, including, without limitation, defect in the Equipment or nonperformance by Lessor, provided, however, that Lessee specifically retains the right to seek recourse against Lessor by way of separate action either at law or in equity in the event of nonperformance by Lessor under this Agreement including the Rental Schedule. EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. Lessor will assign to Lessee all manufacturer or vendor warranties and will cooperate with Lessee in asserting any claims under such warranties. Lessor warrants that upon the commencement of the Primary Tern with respect to any item of Equipment, the vendor thereof will have been paid the full purchase price thereof by or on behalf of Lessor. Lessor further warrants its ownership of all Equipment leased pursuant to this Lease.

4. USE AND LOCATION OF EQUIPMENT. TITLING AND REGISTRATION. MAINTENANCE AND REPAIRS. NO LIENS. NO ASSIGNMENT OR SUBLEASE BY LESSEE.

      The Equipment is to be used exclusively by Lessee in the conduct of its business or that of any company wholly-owned, directly or indirectly, by Amoco Corporation, only for the purposes for which it was designed and in compliance with all applicable laws, rules and regulations. Lessee will obtain and maintain all necessary licenses, permits and approvals. Lessee shall cause the Equipment to be properly and lawfully titled and registered at all times in the name of "AFG/Amoco Trust" in care of Lessee and reflecting such party as Lessor shall designate as first lienholder and Lessor hereby appoints Lessee as its agent and attorney-in-fact for the express and limited purpose of effecting and maintaining such titles and registrations. Upon request from Lessor at intervals not more than once a year, Lessee shall provide Lessor with a list locating all Equipment specified on each Rental Schedule. In the event Lessor moves the Equipment (other than on a temporary basis in the normal course of Lessee's business) to a location other than that specified on the Rental Schedule, Lessee agrees at its own cost and expense to re-title and/or re-register the Equipment as required by applicable law listing "AFG/Amoco Trust" as owner and the Lender (or its assignee) as lien holder. In no event may the Equipment be moved (other than on a temporary basis in the normal course of Lessee's business) to a terminal location outside the continental United States. Lessee will effect all maintenance and repairs to the Equipment in the same manner and using the same standards Lessee uses in maintaining equipment similar to the Equipment owned by it and will keep written records thereof. All maintenance and repairs will be made in accordance with the manufacturer's recommendations and by authorized representatives of the manufacturer or by persons of equal skill and knowledge whose work will not adversely affect any applicable manufacturer's or vendor's warranty. Lessee will keep the Equipment and its interest therein free and clear of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. Lessor, upon Lessee's request, shall provide evidence reasonably acceptable to Lessee evidencing its payment of the purchase price of each item of Equipment and its ownership thereof. The Rental Schedule may not be assigned by Lessee. The Equipment may not be subleased without the prior written consent of Lessor, which consent will not unreasonably be denied.

5.    LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT.

      Lessee will notify Lessor promptly in writing if any item of Equipment is lost, stolen, requisitioned by a governmental authority or damaged beyond repair (each a "Casualty"), describing the Casualty in reasonable detail, and will promptly file a claim under applicable policies of insurance. Lessee may, with the prior written consent of Lessor, replace the Equipment suffering a Casualty with similar items of Equipment of reasonably equal fair market value and utility. In the event Lessor and Lessee cannot agree on the value of the unit replacing the Equipment suffering a Casualty, the fair market value of such replacement unit shall be determined by an independent equipment appraiser of nationally recognized standing, selected by Lessor and reasonably acceptable to Lessee. The cost of appraisal shall be shared equally by Lessee and Lessor. If Lessee does not repair or replace the Equipment, Lessee will pay to Lessor on or before the second Payment Date following the Casualty, in addition to Basic Rent and other sums due on that date, an amount equal to the Casualty Value specified on the Rental Schedule. The Rental Schedule, solely as it relates to the Equipment (including the obligation to pay Basic Rent) suffering the Casualty, will terminate and ownership of the Equipment suffering the Casualty, including all claims for insurance proceeds or condemnation awards, will pass to Lessee upon receipt of such payment by Lessor. It is understood and agreed that an item can be declared to have suffered a Casualty if the cost of maintaining and repairing such item of Equipment renders it uneconomic to continue to operate such item.

6.    TAXES AND FEES.

      Lessee agrees to prepare and file all required returns or reports and to pay all sales, use, gross receipts and other taxes (including highway use and vehicle excise taxes, where applicable), fees, interest, fines or penalties imposed by any governmental authority relating in any way to the Equipment or the Rental Schedule, and excepting only taxes imposed upon the net income of Lessor. Notwithstanding the foregoing, Lessor will report and pay all use taxes and Lessee will pay to Lessor, on each Basic Rent Payment Date, as additional rent, an amount equal to the use taxes attributable to that payment of Basic Rent if any. Lessor agrees all taxes, fees and other expenses connected with acquisition of the Equipment and which may be appropriately capitalized shall be added to the Equipment Cost set forth on the Rental Schedule.

7.    INSURANCE.

      Lessee agrees to maintain policies of insurance or self insurance on the Equipment in amounts, against risks and on terms and conditions applicable to other equipment owned or leased by Lessee and similar to the Equipment. Such insurance will at a minimum include (i) physical damage and theft insurance in an amount at least equal to the Casualty Value set forth on the Rental Schedule and (ii) comprehensive liability insurance in the amount of at least $5,000,000 per occurrence, in each case with deductibles not in excess of $100,000. All policies (A) are to be maintained with insurers acceptable to Lessor; (B) are to name Lessor and its assignees as loss payees with respect to physical damage and theft and as additional insureds with respect to liability, as to[ILLEGIBLE] - interests may appear; and (C) are to provide [ILLEGIBLE] they may not be altered or cancelled except upon thirty days prior written notice to Lessor and each of Lessor's assignees named as additional insured and loss payee. Lessee agrees to deliver to Lessor such certificates of insurance as Lessor may, from time to tine, request. Lessor may hold any insurance proceeds as security for Lessee's performance of its obligations with respect to the Equipment on behalf of which the proceeds were paid and the payment of all Basic Rent and other sums then due and unpaid under the Rental Schedule and will pay such proceeds over to Lessee only upon receipt of satisfactory evidence thereof.

8.    FINANCIAL STATEMENTS. INSPECTION. REPORTS.

      Lessee will provide to Lessor copies of Lessee's annual audited balance sheet, profit and loss statement and statement of changes in financial condition, and, if generally available quarterly profit and loss statement, all prepared in accordance with generally accepted accounting principles, consistently applied. Lessor may from time to time, upon reasonable notice and during Lessee's normal business hours, inspect the Equipment and Lessee's records with respect thereto and discuss Lessee's financial condition with knowledgeable representatives of Lessee. Lessee will, if requested, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering a Casualty, a certificate of no default or such other information or evidence of compliance with Lessee's obligations under the Rental Schedule as Lessor may reasonably request.

9. AGREEMENT FOR LEASE ONLY. IDENTIFICATION MARKS. FINANCING STATEMENTS. FURTHER ASSURANCES.

      Each Rental Schedule is intended to be a true lease and not a lease in the nature of a security agreement. If requested by Lessor, Lessee will affix to the Equipment all notices of Lessor's ownership of the Equipment furnished by Lessor in a form reasonably acceptable to Lessee. Lessee will execute and deliver and Lessor may file Uniform Commercial Code financing statements or other similar documents notifying the public of Lessor's ownership of the Equipment and Lessee hereby appoints Lessor as its agent and attorney-in-fact to execute and file the same on its behalf. Lessee agrees to promptly execute and deliver to Lessor such further documents or other assurances, and to take such further action, as Lessor may from time to time reasonably request in order to establish and protect the rights and remedies created by the Rental Schedule.

10.   LATE PAYMENT CHARGES. LESSOR'S RIGHT TO PERFORM FOR LESSEE.

      A Late Payment Charge equal to (A) the greater of 1% per annum above the debt rate charged to Lessor in connection with the financing of its purchase of the Equipment or 1% per annum above the prime or base lending rate of The First National Bank of Boston, as announced from time to time, or (B) if less, the highest rate not prohibited by law, will accrue on any sum not paid when due for each day not paid. If Lessee fails to duly and promptly pay or perform any of its obligations hereunder, Lessor may itself pay or perform such obligations for the account of Lessee without thereby waiving any default and Lessee will pay to Lessor, on demand and in addition to Basic Rent, an amount equal to all sums so paid or expenses so incurred, plus a Late Payment Charge accruing from the date such sums were paid or expenses incurred by Lessor.

11.   LESSEE'S OPTIONS UPON LEASE EXPIRATION.

      Lessee has the option at the expiration of the Lease Term, exercisable with respect to each such items of Equipment leased pursuant to Rental Schedules having the same expiration date, (i) to return the Equipment to Lessor, or (ii) to renew the Rental Schedule at fair rental value for a renewal term the length of which shall be determined by agreement of Lessee and Lessor. Lessee agrees to provide Lessor written notice of its decision to return the Equipment or renew the Rental Schedule not less than 120 days prior to the expiration date. If Lessee fails to give Lessor 120 days written notice, the Lease Term may, at Lessor's option be extended and continue until 120 days from the date Lessor receives written notice of Lessee's decision to return the Equipment or renew the Rental Schedule.

      At the expiration of the Lease Term or any extension or renewal thereof, the Equipment will be returned with all original equipment or the substantial equivalent thereof installed, ordinary wear and tear excepted, free of all Lessee's markings and free of all liens and encumbrances other than those granted by or asserted against Lessor and not caused by or related to the lease of the Equipment to Lessee.

       Lessee agrees to have maintained the Leased Equipment during the period of the lease in the same manner and follow the same maintenance procedures as Lessee follows for like equipment it owns and in accordance with the manufacturer's recommended schedule of maintenance. Lessee further agrees that upon return of the tractor and trailer Equipment to the Lessor at the termination of this Lease the Equipment will meet on the aggregate for each unit the following minimum condition requirements.

      (i) The cost of necessary glass, fiberglass or sheet metal repairs will not exceed $750 for each tractor returned and $500 for each trailer returned except that such limitation shall not apply to cosmetic defects that do not adversly affect the market value of the Equipment;

      (ii) Brake linings shall have a minimum of 40% lining remaining on disc brakes and 40% lining remaining on drum brakes, with measurement to be taken from the middle of the shoe;

      (iii) All tires shall be of the original type (e.g. radial) and shall have a minimum remaining tread depth of 40% of their original tread depth, and can include recapped tires;

      (iv) The power train including engine, transmission and driveline shall be in efficient operating condition for delivery service for its originally intended purpose, normal wear and tear excepted, for the number of years operated.

      Notwithstanding any other provision of this Section 11, all tractor and trailer units, upon their return to Lessor, shall meet all applicable United States Department of Transportation minimum standards applicable to such units and may be legally operated on the public highways of the state in which such units are then garaged. The Rental Schedule shall continue in full force and effect and Lessee shall continue to pay Basic Rent through and including the date on which the Equipment is returned by Lessee.

12.   LESSEE'S REPRESENTATIONS AND WARRANTIES.

      Lessee represents, warrants and certifies as of the date of execution and delivery of each Rental Schedule as follows:

      (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power to enter into and to pay and perform its obligations under the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, and is duly qualified and in good standing in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or the performance of its obligations under or the enforceablility of the Rental Schedule;

      (b) the Rental Schedule, this Master Lease Agreement and all related documents have been duly authorized, executed and delivered by Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee's organizational documents or its By Laws, any agreement to which it Is a party or by which it or its property is bound, or any law, regulation or order of any governmental authority;

      (c) Lessor's right, title and interest in and to the Rental Schedule, this Master Lease Agreement and the Equipment and the rentals therefrom will not be affected or impaired by the terms of any agreement or instrument by which Lessee or its property is bound;

      (d) no approval of, or filing with, any governmental authority or other person is required in connection with Lessee's entering into or the payment or performance of its obligations under the Rental Schedule or this Master Lease Agreement as incorporated therein by reference;

      (e) there are no suits or proceedings pending or threatened before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would materially adversely affect Lessee's business or financial condition or its ability to perform any of its obligations under the Rental Schedule or this Master Lease Agreement as incorporated therein by reference; and

      (f) there has been no material adverse change to Lessee's financial condition since the date of its most recent audited financial statement.

13.   EVENTS OF DEFAULT. LESSOR'S REMEDIES ON DEFAULT.

      Each of the following events constitutes an Event of Default:

            (a) default in the payment of any amount when due under the Rental Schedule continuing for a period of five business days after notice of nonpayment of any such amount is delivered to Lessee;

            (b) default in the observance or performance of any other covenant, condition or agreement to be observed or performed by Lessee under the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, continuing for more than 30 days after written notice thereof, unless Lessee shall be diligently proceeding to cure such default and such default does not subject the Equipment to forfeiture, in which event, Lessee shall have 60 days from the date of notice in which to cure such default;

            (c) any material representation or warranty made by Lessee herein or in the Rental Schedule or this Master Lease Agreement as incorporated therein by reference or in any document or certificate furnished in connection herewith shall at any time prove to have been incorrect in any material respect when made;

            (d) any attempt by Lessee other than as set forth in Section 14 hereof, without Lessor's prior written consent, to assign the Rental Schedule, to sublease the Equipment or to transfer possession of the Equipment;

            (e) Lessee, without Lessor's prior written consent, is a party to a merger or consolidation and the surviving entity's credit-worthiness is materially impaired because of such merger or consolidation in the reasonable opinion of Lessor;

            (f) Lessee, without Lessor's prior written consent, sells or transfers, either in a single transaction or in a series of related transactions, all or substantially all its assets other than its rights under the Rental Schedules, and after such sale or series of sales, Lessee's credit-worthiness is materially impaired in the reasonable opinion of Lessor;

            (g) Lessee, without Lessor's prior written consent, either in a single transaction or in a series of related transactions, purchases a substantial portion of its stock and after such purchase Lessee's credit-worthiness is materially impaired in the reasonable opinion of Lessor;

            (h) Lessee (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature or generally falls to pay its debts as they become due; (C) initiates any voluntary bankruptcy or insolvency proceeding; (D) fails to obtain the discharge of any bankruptcy or insolvency proceeding initiated against it by others within 60 days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee or receiver; or
            (F) a trustee or receiver is appointed for Lessee or for a substantial part of Lessee's property; or

            (i) Lessee shall not return the Equipment or shall not return the Equipment in the required condition at the expiration of the Rental Schedule or any extension or renewal thereof.

Upon the occurrence of an Event of Default, Lessor may, without notice to Lessee, declare the applicable Rental Schedule in default and may exercise any of the following remedies:

      I.    at Lessor's option, and in its sole discretion either:

            (a) declare all Basic Rent and other sums due or to become due under the Rental Schedule immediately due and payable, and sue to enforce the payment thereof; or

            (b) receive from Lessee (and sue to enforce the payment thereof), as liquidated damages for loss of the bargain and not as a penalty, and in addition to all accrued and unpaid Basic Rent and other sums due under the Rental Schedule, an amount equal to the greater of (A) the Casualty Value set forth on the Rental Schedule calculated after the last payment of Basic Rent actually received by Lessor or (B) the fair market value of the Equipment as of the date of default determined by an appraiser selected by Lessor, plus, in either case, interest thereon at the Late Payment Charge rate from the date of default until the date of payment, and, after receipt in good funds of the sums described above, Lessor will, if it has not already done so, terminate the Rental Schedule and, at its option, either pay over to Lessee as, when and if received, any net proceeds (after all costs and expenses) from any disposition of the Equipment, or convey to Lessee all of its right, title and interest in and to the Equipment, as is, where is and with all faults, without recourse and without warranty; and

      II. without regard to whether Lessor has elected either option in subsection I. above, Lessor may

            (a) proceed by appropriate court action either at law or in equity to enforce performance by Lessee of the covenants and terms of the Rental Schedule and to recover damages for the breach thereof; or

            (b) terminate the Rental Schedule by written notice to Lessee, whereupon all right of Lessee to use the Equipment will immediately cease and Lessee will forthwith return the Equipment to Lessor in accordance with the provisions hereof; or

            (c) repossess the Equipment and without notice to Lessee, dispose of it by private or public, cash or credit sale or by lease to a different lessee, in all events free and clear of any rights of Lessee, and for this purpose Lessee hereby grants to Lessor and its agents the right to enter upon the premises where the Equipment is located and to remove the Equipment therefrom and Lessee agrees not to interfere with the peaceful repossesion of the Equipment; and

            (d) recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession, storage, appraisal, repair, reconditioning and disposition of the Equipment and reasonable attorneys' fees and expenses.

Lessor's remedies are cumulative and not exclusive, and are in addition to all remedies at law or in equity. Nothing in this Section 13 shall be construed as permitting Lessor in the event of a default hereunder by Lessee, of recovering its damages twice. No failure by Lessor to declare a default shall constitute a waiver of such default or restrict Lessor's ability to declare a default at a later date.

14.   ASSIGNMENT AND SUBLEASE

      Lessor may at any time and from time to time grant liens on the Equipment, and assign, as collateral security or otherwise, its rights in the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, in each case subject and subordinate to Lessee's rights thereunder (including, without limitation, its right of quiet enjoyment set forth in Section 2 hereof), without notice to or consent by Lessee. Lessee acknowledges that Lessor may assign the Rental Schedule to a Lender in connection with the financing of its purchase of the Equipment and agrees, in the event of such assignment, to execute and deliver a Rent Assignment Letter acknowledging that the Lender has (and may exercise either in its own name or in the name of Lessor) all of the rights, privileges and remedies, but none of the obligations, of Lessor under the Rental Schedule; waiving for the benefit of the Lender (but not Lessor) any defense, counterclaim, set-off, abatement, reduction or recoupment that Lessee may have against Lessor; and agreeing to make all payments of Basic Rent and other sums due under the Rental Schedule to the Lender or as the Lender may direct. Lessee also agrees to deliver opinions of counsel, insurance certificates and such other documents as Lessor may reasonably request for the benefit of the Lender in connection with the collateral assignment of the Rental Schedule. Notwithstanding any other provision of this Master Lease, Lessor hereby agrees that Lessee may sublease any item of Equipment leased hereunder to a domestic subsidiary of Lessee; no such sublease shall relieve Lessee of any of its obligations hereunder with respect to any such item of Equipment which obligations remain those of a principle and not of a surety.

15.   NOTICE. GOVERNING LAW. EXECUTION IN COUNTERPARTS.

      All notices required hereunder shall be effective upon receipt in writing delivered by hand or by other receipt-acknowledged method of delivery at the address first above written. The Initial Beneficiary as agent for Lessor may give any notices required or permitted hereunder and any such notice to Lessor shall not be effective unless a copy of such notice shall be given to the Initial Beneficiary at its address at Exchange Place, Boston, MA 02109. This Master Lease Agreement and the Rental Schedule shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Master Lease Agreement and the Rental Schedule may be executed in multiple counterparts all of which together shall constitute one and the same instrument.

16.   PARTICIPATION OF TRUSTEE

      It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, undertakings and agreements in this Lease on the part of the Lessor are each and every one of them made and intended not as personal representations, warranties, undertakings and agreements by First Security Bank of Utah, National Association or for the purpose or with the intention of binding the said First Security Bank of Utah, National Association, personally but are made and intended for the purpose of binding only the Trust Estate as such term is defined in the Trust Agreement executed and delivered by First Security Bank of Utah, National Association, solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and that no personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against said First Security Bank of Utah, National Association (except for the willful misconduct or gross negligence of said First Security Bank of Utah, National Association), all such personal liability, if any, being expressly waived and released by Lessee; however, it is agreed that the Lessee may look for satisfaction of the obligations of the Lessor hereunder to the Initial Beneficiary (or any successor in interest to the Initial Beneficiary). During the term of this Master lease as it relates to each Rental Schedule, Lessor agrees that Lessor shall retain title to the Equipment covered hereunder under the terms and conditions set forth in the Trust Agreement and that the trust created by the Trust Agreement shall not be subject to revocation during the Lease Term without the prior written consent of Lessee.

17. DEFINITIONS - The following terms shall have the following meanings for all purposes of this Lease:

            "ACQUISITION COST" of any item of Equipment means an amount equal to the sum of (i) the purchase price of such item of Equipment paid by Lessor, plus, (ii) any excise, sales or use tax paid by Lessor on or with respect to such item of Equipment, plus (iii) any reasonable costs, expenses and fees paid or incurred by Lessor in obtaining, delivering and installing such item of Equipment.

            "BASIC RENT" shall have the meaning specified in Section 1 hereof.

            "CASUALTY OCCURRENCE" shall have the meaning specified in Section 12 hereof.

            "CASUALTY VALUE" shall have the meaning specified in Section 5 hereof.

            "COMMENCEMENT DATE" with respect to an item of Equipment means the date of the commencement of the Lease Term of such item and shall be the date such item is accepted by Lessee for lease hereunder.

            "EQUIPMENT" means the equipment described on each Rental Schedule executed pursuant to this Master Lease, and owned by Lessor and leased by Lessor to Lessee or ordered by Lessor for lease to Lessee as provided herein and any attachments, accessories, or additions thereto or substitutions therefor.

            "EVENTS OF DEFAULT" shall have the meaning specified in Section 13 hereof.

            "EXPIRATION DATE" with respect to an item of Equipment means the date of the expiration of the Lease term of such item as provided in the Rental Schedule.

            "INITIAL BENEFICIARY' shall mean American Finance Group, Inc. a Massachusetts corporation.

            "INTERIM TERM" for this Lease shall commence upon the commencement date set forth in the applicable Rental Schedule and shall end on the commencement date of the Primary Term.

            "LATE PAYMENT CHARGE" shall have the meaning of such term set forth in Section 10 hereof.

            "LEASE TERM" with respect to an item of Equipment shall mean the "Interim Term" plus the "Primary Term", including any period of renewal provided for herein.

            "LENDER" shall mean the lending institution providing the debt financing with respect to the Rental Schedule in question.

            "MASTER LEASE" shall have the meaning specified in Section 1 hereof.

            "PAYMENT DATES" shall have the meaning specified in Section 1 hereof.

            "PRIMARY TERM" for this Lease shall commence and shall end on the respective dates set forth in the Rental Schedule.

            "RENEWAL TERM" shall have the meaning specified in Section 11 hereof.

            "RENTAL SCHEDULE" means each schedule, substantially in the form of "Exhibit 1" attached hereto, executed by Lessor and Lessee pursuant to this Master Lease, setting forth a description of Equipment to be leased hereunder, its location, its Acquisition Cost, the amount of Basic Rent payable by Lessee with respect thereto, the lease term thereof, the Commencement Date with respect thereto, and such other matters as Lessor and Lessee may agree upon.

            "TERMINATION DATE" means the expiration or termination of the Primary Term or Renewal Term of any item of Equipment, whether by the passage of time or otherwise.

            "TRUST AGREEMENT" shall mean that certain trust agreement "AFG/Amoco Trust" dated as of March 31, 1987 by and between American Finance Group, Inc., as Trustor and First Security Bank of Utah, National Association, as Trustee.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.
LESSOR                                   LESSEE
FIRST SECURITY BANK OF UTAH,             AMOCO CORPORATION
NATIONAL ASSOCIATION, not in
its individual capacity but
solely as Trustee


By: /s/ Nancy M. Dahl                    By: /s/[Illegible]
    --------------------------               -----------------------------


Title: CORPORATE TRUST COUNSEL           Title: General Manager-Purchasing
       -----------------------                  --------------------------

The Initial Beneficiary hereby agrees
to its covenants and undertakings set
forth in Section 16 herein.

AMERICAN FINANCE GROUP, INC.

By: /s/ [Illegible]
    -----------------------
Title: Exec. Vice President
       --------------------

                                    EXHIBIT 1

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO.______


      This RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE, dated as of March 11, 1987, between First Security Bank of Utah, National Association, trustee under the "AFG/Amoco Trust" ("Lessor") and Amoco Corporation ("Lessee") incorporates by reference the terms and conditions of Master Lease Agreement No. 8703ILG271 dated as of March 31, 1987 (the "Master Lease"). Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described items of Equipment for the Lease Term and at the Basic Rent payable on the Payment Dates hereinafter set forth, on the terms and conditions set forth in the Master Lease.

1.    EQUIPMENT

    Serial      AFG                        Lessor's  Acceptance
    Number    Unit No.  Year  Make  Model   Cost       Date
  ----------  --------  ----  ----  -----  --------  ----------


    TOTAL EQUIPMENT COST:      $
                                ==========

EQUIPMENT GARAGED AT:

2.    LEASE TERM

      The Lease Term for each item of Equipment is for an Interim Term commencing on the date of acceptance of such item of Equipment for lease*, as set forth above, and continuing through and including _______________________ and for a Primary Term of ______ months, commencing on ______________ and continuing through and including the Expiration Date of __________________.

* such Acceptance Dates being the date Lessor paid the purchase price of the item of Equipment in question to the vendor thereof.

3.    BASIC RENT. PAYMENT DATES.

      Interim Term Basic Rent is due and payable in full on the first day of the Primary Term. Basic Rent for the Primary Term is due and payable in _________________ payments of $_______________ each commencing on
___________________ and continuing __________________________ thereafter, through and including ______________________.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO.______

                                    PAGE TWO

      Interim Term Basic Rent is computed by multiplying the Total Equipment Cost by the Per Diem Lease Rate set forth below and multiplying the product by the number of days in the Interim Term. Primary Term Basic Rent is computed by multiplying the Total Equipment Cost by the Periodic Lease Rate set forth below.

                       Per Diem Lease Rate: ___________
                       Periodic Lease Rate: ___________

4.    INVESTMENT TAX CREDIT

      Lessor agrees to pass through to Lessee all investment tax credits, if any, available with respect to the Equipment under federal or state income tax laws, and to execute an ITC Transfer Letter evidencing the same.

5.    ACCEPTANCE CERTIFICATE

      Lessee hereby represents, warrants and certifies (a) that the Equipment described herein has been delivered to and inspected and found satisfactory by Lessee and is accepted for Lease by Lessee under this Rental Schedule and the Master Lease as incorporated herein by reference, as of the Acceptance Date set forth above; (b) the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof.

6.    ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. To the extent any of the terms and conditions set forth in this Rental Schedule conflict with or are inconsistent with the Master Lease, this Rental Schedule shall govern and control. No amendment, modification or waiver of this Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

7.    LESSEE'S RIGHT TO TERMINATE.

      Lessee may terminate this Rental Schedule, in whole or in part, on the ______ Payment Date or on any subsequent anniversary of such Payment Date (the Termination Date) upon 180 days prior written notice to Lessor provided that Lessee is not in default hereunder. The Rental Schedule may not be terminated on any Payment Date other than a Payment Date indicated in the Termination Value Schedule below. Such notice shall specify the Equipment to be terminated.

      During the period from the giving of such notice until the termination Date, Lessor and Lessee shall solicit written bids for the remarketing of the Equipment to be terminated, and shall exchange copies of all bids received. On the Termination Date, Lessor shall then lease such Equipment to the bidder submitting the highest bid on terms and conditions substantially similar to those contained in this Lease, provided such bidder's credit standing and intended use of the Equipment are reasonably acceptable to Lessor. The "highest bid" shall mean the highest remarketing lease bid discounted to present value at the rate of interest obtained by Lessor on a non-recourse basis to finance said lease.

      Prior to the closing of such actual remarketing, Lessor shall have received funds, in a form acceptable to Lessor, in the aggregate amount for such Equipment returned at one time of (i) the highest bid, (ii) the Basic Rent Payment due and payable on such Termination Date and all other sums then remaining due and unpaid under this Rental Schedule, and (iii) in the event that the highest bid is less than the Termination Value computed in accordance with the schedule below, the amount of the difference between the highest bid and the Termination Value. If the foregoing amounts are not paid in full on the Termination Date, then this Lease shall continue in full force and effect until the date on which such amounts are paid in full and upon such payment, all obligations of Lessee to pay rent hereunder shall cease.

--------------------------------------------------------------------------------

                           TERMINATION VALUE SCHEDULE

                                             Termination Value as a
If Termination Date is                       Percentage of Equipment Cost
Rent Payment Date No.                        as defined in this Rental Schedule
---------------------                        ----------------------------------

IN WITNESS WHEREOF the parties hereto have caused this Rental Schedule and Acceptance Certificate to be executed and delivered by their duly authorized representative as of the date first above written.

LESSOR                                   LESSEE
FIRST SECURITY BANK OF UTAH              AMOCO CORPORATION
NATIONAL ASSOCIATION, not in
its individual capacity but
soley as trustee


By: _________________________            By: ________________________

Title: ______________________            Title: _____________________

Date: _______________________            Date: ______________________

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO. A-F-1

      This RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE, dated as of March 15, 1990, between First Security Bank of Utah, National Association, trustee under the "AFG/Amoco Trust" ("Lessor") and Amoco Corporation ("Lessee") incorporates by reference the terms and conditions of Master Lease Agreement No. 8703ILG271 dated as of March 31, 1987 (the "Master Lease"). Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described items of Equipment for the Lease Term and at the Basic Rent payable on the Payment Dates hereinafter set forth, on the terms and conditions set forth in the Master Lease.

1.    EQUIPMENT

Six (6) 1990 Clark Forklifts, (1) Marklift Forklift and (1) Tennant Scrubber as further described on the attached Schedule A.

TOTAL EQUIPMENT COST:        $127,861.04
                             -----------

EQUIPMENT GARAGED AT: See Equipment Location on attached Schedule A

Lessee Billing Location: See Billing Location on attached Schedule A

2.    LEASE TERM

      The Lease Term is for an Interim Term commencing on the date of acceptance of the Equipment for lease, as set forth on Schedule A attached hereto, and continuing through and including March 31, 1990, and for a Primary Term of 60 months, commencing on April 1, 1990 and continuing through and including the Expiration Date of March 31, 1995.

3.    BASIC RENT. PAYMENT DATES.

      Interim Term Basic Rent is due and payable in full on the first day of the Primary Term. Basic Rent for the Primary Term is due and payable in 60 payments of $2,315.29 each commencing on April 1, 1990 and continuing monthly in advance thereafter, through and including March 1, 1995.

      Interim Term Basic Rent is computed by multiplying the Total Equipment Cost by the Per Diem Lease Rate set forth below and multiplying the product by the number of days in the Interim Term. Primary Term Basic Rent is computed by multiplying the Total Equipment Cost by the Periodic Lease Rate set forth below.

Periodic Lease Rate:  .018107
                       ------
Per Diem Lease Rate:  .000604
                       ------

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO. A-F-1

                                    PAGE TWO

4. SPECIAL MAINTENANCE AND RETURN CONDITIONS. In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Sections 4 and 9 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

      1.    When loaded to its rated capacity, each Unit shall:

            (a) Start under its own power and idle without water or fuel leaks.

            (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner.

            (c)   Steer normally right and left in both forward and reverse.

            (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

            (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Carriage, lift chains and channel assembly shall be in working condition, normal wear and tear excepted.

            (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift.

            (g)   All motors shall operate without arcing and/or sparking.

      2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational.

      3. The Units shall, on average, have tires with at least fifty percent (50%) remaining tread.

      4. Each Unit shall be complete with all originally-installed parts and pieces or suitable substitutes therefor.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO. A-F-1

                                   PAGE THREE

5.    INVESTMENT TAX CREDIT

      Lessor agrees to pass through to Lessee all investment tax credits available with respect to the Equipment under federal or state income tax laws, and to execute an ITC Transfer Letter evidencing the same.

6.    TAX INDEMITY.

      Lessee acknowledges that this Master Lease Agreement has been entered into on the basis that Lessor shall be entitled for federal and state income tax purposes (i) to claim the deductions for depreciation on the total original cost of the Equipment pursuant to the Accelerated Cost Recovery System under Section 168 of the Internal Revenue Code of 1986, as amended ("Code") or for state income tax purposes, any other depreciation deduction method that is permitted by certain state law; and (ii) to claim under Section 163 of the

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO. A-F-1

                                    PAGE FOUR

Code a tax deduction for the full amount of any interest paid by Lessor or accrued under Lessor's method of tax accounting on any indebtedness secured by the Equipment (hereinafter referred to collectively as the "Tax Benefits"). Lessee agrees to fully indemnify Lessor for any loss, disallowance, unavailability or recapture of the Tax Benefits as a result of any act, omission, misrepresentation or failure to act by Lessee, any sublessee, or any other person authorized by the Lessee to use or maintain the Equipment. If Lessor shall lose, shall not have the right to claim, or if there shall be disallowed or recaptured, all or any portion of such Tax Benefits, Lessee shall pay to Lessor as additional rent (a) an amount equal to the value, determined at the highest marginal tax rate on a present value basis discounted at the Lessor's then current cost of funds, of the Tax Benefits so disallowed or made unavailable plus (b) all interest, penalties, or additions to tax resulting from such loss, disallowance, unavailability or recapture of any of the foregoing, plus (c) all taxes required to by paid by the Lessor, its successors, assigns, or affiliates under any federal, state and local law upon receipt of any of the indemnifications set forth in this Section.

7.    ACCEPTANCE CERTIFICATE

      Lessee hereby represents, warrants and certifies (a) that the Equipment described herein has been delivered to and inspected and found satisfactory by Lessee and is accepted for Lease by Lessee under this Rental Schedule and the Master Lease as incorporated herein by reference, as of the Acceptance Date set forth above; (b) all items of Equipment are new and unused as of the Acceptance Date, except as otherwise specified above, and (c) the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof.

8.    ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. To the extent any of the terms and conditions set forth in this Rental Schedule conflict with or are inconsistent with the Master Lease, this Rental Schedule shall govern and control. No amendment, modification or waiver of this Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                    NO. A-F-1

                                    PAGE FIVE

IN WITNESS WHEREOF the parties hereto have caused this Rental Schedule and Acceptance Certificate to be executed and delivered by their duly authorized representatives as of the date first above written.

FIRST SECURITY BANK OF UTAH
NATIONAL ASSOCIATION, not in
its individual capacity but
solely as trustee                              AMOCO CORPORATION
LESSOR                                         LESSEE


By /s/ Nancy M. Dahl                 By /s/ [Illegible]
  ----------------------------          -------------------------

Title ASSISTANT VICE PRESIDENT       Title
     -------------------------             ----------------------

Date  April 13, 1990                 Date
    --------------------------            -----------------------

3/15/90           AMOCO CORPORATION (AMOCO FOAM PRODUCTS)      Page 1
                          RENTAL SCHEDULE A-F-1
                                SCHEDULE A

Accept. Date   Vendor name             Invoice #   Unit cost    Serial Number  Zip Code  State  City          Street Address
------------   -----------             ---------   ----------   -------------  --------  -----  ------------  -------------------

 3/05/90       Tennant Company         593198-00     8,212.00    480-20721      30080     GA     Smyrna        2907 Log Cabin Dr

 1/10/90       Clark Material Handlin  M31020       22,576.74    GX230          50662     IA     Delwein       951 Second Ave SE

 1/10/90       Clark Material Handlin  M30946       16,633.06    GX230-1697-71  50662     IA     Delwein       951 Second Ave SE

12/15/89       Clark Material Handlin  M30128       16,627.12    GX230-1698-71  50662     IA     Delwein       951 Second Ave SE

12/15/89       Clark Material Handlin  M30128       16,627.13    GX230-1727-71  50662     IA     Delwein       951 Second Ave SE

12/07/89       Clark Material Handlin  M29703       17,280.49    GX230-0906-71  29842     SC     Beech Island  Old Jackson Hwy 28

12/07/89       Clark Material Handlin  M29703       17,280.50    GX230-0907-71  29842     SC     Beech Island  Old Jackson Hwy 28

3/15/90        Georgia Hi-Lift         5613         12,630.00    1289-19486     30080     GA     Seyrna        2907 Log Cabin Dr

                                                  -----------
                         TOTAL EQUIPMENT COST:    $127,867.84

Accept. Date   Manuf.    Eqpt. Model  Eqpt. Type  Comments for remarketing
------------   --------  -----------  ----------  -------------------------------------

 3/05/90       Tennant   480          SCRUBBER    2907 Log Cabin Dr., Smyrna, GA 30080

1/10/90        Clark     GPX25        FORKLIFT    951 Second Ave., SE Delwein, IA 50662

1/10/90        Clark     GPX25        FORKLIFT    951 Second Ave., SE Delwein, IA 50662

12/15/89       Clark     GPX25        FORKLIFT    951 Second Ave., SE Delwein, IA 50662

12/15/89       Clark     GPX25        FORKLIFT    951 Second Ave., SE Delwein, IA 50662

12/07/89       Clark     GPX25        FORKLIFT    P.O. Box 2526, Augusta, GA 30903

12/07/89       Clark     GPX25        FORKLIFT    P.O. Box 2526, Augusta, GA 30903

3/15/90        Marklift  J-19EP       FORKLIFT    2907 Log Cabin Dr., Smyrna, GA 30080

                                AMOCO CORPORATION

                       EXHIBIT 1 TO RENTAL SCHEDULE A-F-1

                                 CASUALTY VALUES

                    (Stated as Percentage of Equipment Cost)


  AFTER                                  AFTER
 PRIMARY                                PRIMARY
   TERM               CASUALTY            TERM                  CASUALTY
PAYMENT NO.            VALUE           PAYMENT NO.                VALUE
-----------         -----------        -----------              ---------
 Prior to 1           112.00
         1            111.37                   31                 88.16
         2            110.74                   32                 87.22
         3            110.10                   33                 86.26
         4            109.45                   34                 85.29
         5            108.79                   35                 84.31
         6            108.12                   36                 83.31
         7            107.45                   37                 82.30
         8            106.76                   38                 81.27
         9            106.06                   39                 80.24
        10            105.36                   40                 79.19
        11            104.65                   41                 78.12
        12            103.92                   42                 77.04
        13            103.19                   43                 75.95
        14            102.45                   44                 74.84
        15            101.69                   45                 73.71
        16            100.93                   46                 72.57
        17            100.16                   47                 71.42
        18             99.37                   48                 70.25
        19             98.58                   49                 69.06
        20             97.77                   50                 67.86
        21             96.96                   51                 66.65
        22             96.13                   52                 65.41
        23             95.29                   53                 64.16
        24             94.44                   54                 62.90
        25             93.58                   55                 61.61
        26             92.71                   56                 60.31
        27             91.82                   57                 58.99
        28             90.93                   58                 57.66
        29             90.02                   59                 56.30
        30             89.10                   60                 55.00